Exhibit 99.1

PHEAA Student Loan Trust I

Student Loan Asset-Backed Notes

Annual Statement for the Fiscal Year Ended June 30, 2005

The information shown below has not been independently verified, however, it is believed to be accurate to the best of the issuer’s knowledge.

(a)          The amount of principal payments made with respect to each class of Notes during the fiscal year ended June 30, 2005:

Class	Principal Paid

Series 2003-1 Class A-1	$70,445,000.00
Series 2003-1 Class A-2	$27,900,000.00
Series 2003-1 Class A-3	$0.00
Series 2003-1 Class B-1	$0.00
Series 2004-1 Class A-1	$0.00
Series 2004-1 Class A-2	$0.00
Series 2004-1 Class A-3	$0.00
Series 2004-1 Class B-1	$0.00
Series 2005-1 Class A-1	$0.00
Series 2005-1 Class A-2	$0.00
Series 2005-1 Class B-1	$0.00

(b)         The amount of interest payments made with respect to each class of Notes during the fiscal year ended June 30, 2005:

Class	Interest Paid

Series 2003-1 Class A-1	$2,952,370.94
Series 2003-1 Class A-2	$1,688,536.88
Series 2003-1 Class A-3	$2,036,300.00
Series 2003-1 Class B-1	$475,517.78
Series 2004-1 Class A-1	$3,547,772.23
Series 2004-1 Class A-2	$1,912,010.55
Series 2004-1 Class A-3	$2,028,476.84
Series 2004-1 Class B-1	$450,070.53
Series 2005-1 Class A-1	$0.00
Series 2005-1 Class A-2	$0.00
Series 2005-1 Class B-1	$104,983.33

(c)          The amount of payments allocable to any noteholders’ auction rate interest carryover (for each Class of Auction Rate Notes only), together with any remaining outstanding amount of each thereof:

Class	Interest Carryover

Series 2003-1 Class A-2	$0.00
Series 2003-1 Class A-3	$0.00
Series 2003-1 Class B-1	$0.00
Series 2004-1 Class A-2	$0.00
Series 2004-1 Class A-3	$0.00
Series 2004-1 Class B-1	$0.00
Series 2005-1 Class B-1	$0.00

(d)         The aggregate outstanding principal balance of the student loans owned by the Trust as of June 30, 2005:

Principal Balance of Student Loans	$1,002,785,504.86

(e)          The aggregate outstanding principal balance of the Notes of each class as of June 30, 2005, after giving effect to payments allocated to principal reported under clause (a) above:

Class	Principal Outstanding

Series 2003-1 Class A-1	$110,877,000.00
Series 2003-1 Class A-2	$54,250,000.00
Series 2003-1 Class A-3	$90,000,000.00
Series 2003-1 Class B-1	$20,000,000.00
Series 2004-1 Class A-1	$200,000,000.00
Series 2004-1 Class A-2	$90,000,000.00
Series 2004-1 Class A-3	$90,000,000.00
Series 2004-1 Class B-1	$20,000,000.00
Series 2005-1 Class A-1	$273,000,000.00
Series 2005-1 Class A-2	$107,000,000.00
Series 2005-1 Class B-1	$20,000,000.00

Total	$1,075,127,000.00

(f)            The interest rate for the applicable Class of Notes with respect to each payment referred to in clause (b) above, indicating whether such interest rate is calculated based on the Net Loan Rate or based on the applicable Auction Rate (for each class of Auction Rate Notes only) as of June 30, 2005:

	Calculation Method (Actual Method in Bold)
Class	Net Loan Rate	Auction Rate

Series 2003-1 Class A-2	N/A	3.33%
Series 2003-1 Class A-3	N/A	3.16%
Series 2003-1 Class B-1	N/A	3.19%
Series 2004-1 Class A-2	N/A	3.24%
Series 2004-1 Class A-3	N/A	3.30%
Series 2004-1 Class B-1	N/A	3.35%
Series 2005-1 Class B-1	N/A	3.30%

The interest rate on Auction Rate Notes resets every 28 days.

The interest rate on the Series 2003-1 Class A-1 LIBOR Notes as of June 30, 2005 was 3.221%. This rate is based on 3-month LIBOR plus 0.06%.

The interest rate on the Series 2004-1 Class A-1 LIBOR Notes as of June 30, 2005 was 3.281%. This rate is based on 3-month LIBOR plus 0.12%.

The interest rate on the Series 2005-1 Class A-1 LIBOR Notes as of June 30, 2005 was 3.198%. This rate is based on 3-month LIBOR plus 0.03%.

The interest rate on the Series 2005-1 Class A-2 LIBOR Notes as of June 30, 2005 was 3.248%. This rate is based on 3-month LIBOR plus 0.08%.

(g)         The amount of the Servicing Fees and expenses paid by the Trust during the fiscal year ended June 30, 2005:

Servicing Fees	$3,230,008.70
Servicing Expenses	$7,500.00

(h)         The amount of the Consolidation Rebate Fees, Administration Fees, Broker/Dealer Fees, Auction Agent Fees, Market Agent Fees, Owner Trustee Fees and Indenture Trustee and Eligible Lender Fees paid by the Trust during the fiscal year ended June 30, 2005:

Consolidation Rebate Fees	$5,771,858.48
Administration Fees	$1,798,763.39
Broker/Dealer Fees	$958,401.05
Auction Agent Fees	$40,665.00
Owner Trustee Fees	$6,465.00
Indenture Trustee & Eligible Lender Trustee Fees	$294,368.60

(i)             The amount of Recoveries of principal and interest received during the fiscal year ended June 30, 2005 relating to Financed Student Loans:

Financed Student Loan Principal Payments Received	$117,300,885.17
Financed Student Loan Interest Payments Received	$27,968,679.54
Interest Subsidy and Special Allowance Payments (Net)	$5,387,460.91

Total Recoveries of Principal and Interest	$150,657,025.62

(j)             The amount of aggregate realized losses as of June 30, 2005, if any:

Aggregate Realized Losses:	$25,974.29

(k)          The amount of any shortfalls in the payment of interest or principal on the Notes during the fiscal year ended June 30, 2005, if any:

Principal shortfalls on Notes:	$0.00

Interest shortfalls on Notes:	$0.00

(l)             The amount of the deposits to and withdrawals from the Reserve Fund during the fiscal year ended June 30, 2005, and the balance of the Reserve Fund as of June 30, 2005:

Reserve Fund Balance as of June 30, 2004	$3,787,471.04
Deposits to Reserve Fund	$7,397,591.00
Interest Earned	$171,204.65
Transfer of Excess Interest Earned to Revenue Fund	$(149,217.98)
Transfer of Excess Reserve to the Revenue Fund	$(969,104.50)

Reserve Fund Balance as of June 30, 2005	$10,237,944.21

(m)       The portion, if any, of the payments attributable to amounts on deposit in the Reserve Fund and the Acquisition Fund:

The portion of payments made from the Reserve Fund:	$0.00

The portion of payments made from the Acquisition Fund:	$0.00

(n)         The aggregate amount, if any, paid by the Trustee to acquire Eligible Loans from amounts on deposit in the Acquisition Fund during the fiscal year ended June 30, 2005:

	Principal	Interest	Premium	Total

Loan Acquisitions	$771,268,355.34	$4,419,680.94	$12,492,577.83	$788,180,614.11

(o)         The amount remaining in the Acquisition Fund during the fiscal year ended June 30, 2005 that was not used to acquire Financed Student Loans and was transferred to the Revenue Fund:

Transfers from Acquisition Fund to Revenue Fund.	$163,326.50

(p)         The aggregate amount, if any, paid for Financed Student Loans purchased from the Trust during the fiscal year ended June 30, 2005:

Loans sold from the Trust (principal and interest):	$10,387.46

(q)         The number and principal amount of Financed Student Loans, as of June 30, 2005, that are delinquent or for which claims have been filed with the appropriate Guaranty Agency and which are awaiting payment:

Delinquencies	Number of Loans	Principal Outstanding	% of Total Principal Outstanding

31-60 Days	2,650	$23,153,795.57	2.31%
61-90 Days	1,362	$11,529,503.55	1.15%
91-120 Days	674	$5,617,765.52	0.56%
121-150 Days	513	$4,616,807.66	0.46%
151-180 Days	135	$978,573.67	0.10%
181-210 Days	128	$597,174.98	0.06%
211-240 Days	196	$944,030.26	0.09%
241-270 Days	128	$617,918.13	0.06%
271-300 Days	138	$810,470.08	0.08%
301-330 Days	44	$231,325.95	0.02%
> 330 Days	4	$3,959.82	0.00%
Claims Filed	107	$375,856.49	0.04%

Total	6,079	$49,477,181.68	4.93%

(r)            The total value of the Trust and outstanding principal balance of the Notes as of June 30, 2005:

Assets
Cash & Cash Equivalents	$57,809,823.65
Student Loan Receivables	$1,002,785,504.86
Accrued Interest Receivable	$11,799,612.29

Total Value	$1,072,394,940.80

Liabilities
Notes Payable
Series 2003-1 Class A-1	$110,877,000.00
Series 2003-1 Class A-2	$54,250,000.00
Series 2003-1 Class A-3	$90,000,000.00
Series 2003-1 Class B-1	$20,000,000.00
Series 2004-1 Class A-1	$200,000,000.00
Series 2004-1 Class A-2	$90,000,000.00
Series 2004-1 Class A-3	$90,000,000.00
Series 2004-1 Class B-1	$20,000,000.00
Series 2005-1 Class A-1	$273,000,000.00
Series 2005-1 Class A-2	$107,000,000.00
Series 2005-1 Class B-1	$20,000,000.00

Total Notes Outstanding	$1,075,127,000.00

Other Liabilities	$6,412,455.62

Total Liabilities	$1,081,539,455.62

Parity Ratio (Senior Notes Only)	105.03%
Parity Ratio (All Notes)	99.15%

(s)          The number and percentage by dollar amount of (i) rejected federal reimbursement claims for Financed Student Loans, (ii) Financed Student Loans in forbearance and (iii) Financed Student Loans in deferment as of June 30, 2005:

Delinquencies	Number of Loans	Principal Outstanding	% of Total Principal Outstanding

Rejected Claims	1	$2,625.00	0.00%
Loans in Forbearance	8,589	$82,467,347.99	8.22%
Loans in Deferment	10,911	$87,157,779.51	8.69%